EXHIBIT H

FEES PAID TO NB LLC
(Pursuant to Sub-Advisory Agreement with respect to the Trust and Fund between
NB Management and NB LLC)

____________________________

NEUBERGER BERMAN EQUITY FUNDS
(fees paid for fiscal year ended August 31, 2008)
____________________________

Fund	Sub-advisory Fees (1)
Neuberger Berman Century Fund	(1)
Neuberger Berman Climate Change Fund	(1)
Neuberger Berman Emerging Markets Equity Fund (2)	N/A
Neuberger Berman Equity Income Fund	(1)
Neuberger Berman Focus Fund	(1)
Neuberger Berman Genesis Fund	(1)
Neuberger Berman Guardian Fund	(1)
Neuberger Berman International Fund	(1)
Neuberger Berman International Institutional Fund	(1)
Neuberger Berman International Large Cap Fund	(1)
Neuberger Berman Large Cap Disciplined Growth Fund	(1)
Neuberger Berman Mid Cap Growth Fund	(1)
Neuberger Berman Partners Fund	(1)
Neuberger Berman Real Estate Fund	(1)
Neuberger Berman Regency Fund	(1)
Neuberger Berman Select Equities Fund	(1)
Neuberger Berman Small Cap Growth Fund	(1)
Neuberger Berman Small and Mid Cap Growth Fund	(1)
Neuberger Berman Socially Responsive Fund	(1)

(1)	Fees paid on the basis of direct and indirect costs to NB LLC in performing services.

(2)	The Fund did not commence operations until after August 31, 2008.

FEES PAID TO LBAM
(Pursuant to Sub-Advisory Agreement with respect to the Trust and Fund between
NB Management and LBAM)

___________________________

LEHMAN BROTHERS INCOME FUNDS
(for fiscal year ended October 31, 2008)
___________________________

		Rate of
		Compensation
		based on each
	Sub-advisory	Fund’s average
Fund	Fees	daily net assets
Neuberger Berman Cash Reserves	$0	(1)
Neuberger Berman Core Bond Fund	$123,521	0.15%
Neuberger Berman Government Money Fund	$0	(1)
Neuberger Berman High Income Bond Fund	$0	(1)
Neuberger Berman Municipal Money Fund	$0	(1)
Neuberger Berman Municipal Securities Trust	$0	(1)
Neuberger Berman New York Municipal Money Fund	$0	(1)
Neuberger Berman Short Duration Bond Fund	$0	(1)
Neuberger Berman Strategic Income Fund	$0	(1)
Neuberger Berman Tax-Free Money Fund	$8,063	0.03%

(1)	Fees paid on the basis of direct and indirect costs to LBAM in performing services.

___________________________

LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
(for fiscal year ended March 31, 2008)
___________________________

		Rate of
		Compensation
		based on each
	Sub-advisory	Fund’s average
Fund	Fees	daily net assets
Neuberger Berman Treasury Fund	$522,088	0.05%

(1)	Fees paid on the basis of direct and indirect costs to LBAM in performing services.

___________________________

NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
(for fiscal year ended March 31, 2008)
___________________________

		Rate of
		Compensation
		based on each
	Sub-advisory	Fund’s average
Fund	Fees	daily net assets
Neuberger Berman Institutional Cash Fund	$205,988	0.05%
Neuberger Berman Prime Money Fund	$2,422,157	0.05%

(1)	Fees paid on the basis of direct and indirect costs to LBAM in performing services.